Exhibit 8


                            DEVINE, MILLIMET & BRANCH
                   PROFESSIONAL ASSOCIATION: Attorney's At Law

                                                          Victory Park
                                                          111 Amherst Street
                                                          P.O. Box 719
                                                          Manchester, NH 03105
                                   May 8, 1998
                                                          Tel: (603) 669-1000
                                                          Fax: (603) 669-8547

                                                          -----------------

                                                          12 Essex Street
Olde Port Bank & Trust Company                            P.O. Box 39
501 Islington Street                                      Andover, MA 01810
Portsmouth, NH 03802
                                                          Tel: (978) 475-9100
                                                               (781) 942-0932
                                                          Fax: (978) 470-0618


Ladies and Gentlemen:

         You have requested our opinion regarding certain federal income tax consequences of the proposed merger of NECB Interim Bank ("Buyer Sub") with and into Olde Port Bank & Trust Company, a New Hampshire state-chartered bank and trust company ("Olde Port").

                                      FACTS

         New England Community Bancorp, Inc. ("NECB") is a bank holding company organized under the laws of Delaware. NECB is the parent corporation of Buyer Sub and other direct and indirect subsidiaries through which it provides a wide array of commercial and consumer banking services. Buyer Sub will be a New Hampshire trust company organized by NECB as a wholly-owned subsidiary pursuant to Section 384:58 of the New Hampshire Revised Statutes Annotated ("RSA") solely for the purpose of facilitating NECB's acquisition of Olde Port.

         Olde Port is a New Hampshire state-chartered trust company which provides a full range of commercial and consumer banking services.



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                            DEVINE, MILLIMET & BRANCH
                   PROFESSIONAL ASSOCIATION: ATTORNEY'S AT LAW

                                                          Victory Park
                                                          111 Amherst Street
                                                          P.O. Box 719
                                                          Manchester, NH 03105


Olde Port Bank & Trust Company                            Tel: 603-669-1000
May 8, 1998                                               Fax: 603-669-8547
Page 2


         The terms of the proposed transactions described below are contained in
(i) the Plan and Agreement of Merger dated as of February 10, 1998, by and between NECB and Olde Port (the "Merger Agreement"), and (ii) the related Bank Merger Agreement by and among NECB, Buyer Sub and Olde Port (the "Bank Merger Agreement"). NECB and Olde Port have also entered into the Stock Option Agreement dated as of February 10, 1998 (the "Option Agreement"), pursuant to which Olde Port granted NECB an option to purchase Olde Port Common Stock. Exercise of this option is contingent upon the occurrence of specified events described in the Option Agreement.

         The Merger Agreement, the Bank Merger Agreement, and the Option Agreement are collectively referred to as the "Agreements". Terms not otherwise defined in this letter shall have the meanings assigned to them in the Merger Agreement.

         You have directed us to assume in preparing this opinion that (1) the Merger will be consummated in accordance with the terms, conditions and other provisions of the Agreements, (2) all of the factual information, descriptions, representations and assumptions set forth in this letter (an advance copy of which has been provided to you), in the Agreements, in the letter to us from Olde Port dated May 8, 1998, in the letter to us from NECB dated May 7, 1998, in the Proxy Statement - Prospectus, dated May 8, 1998, with which this opinion is being filed as an exhibit (the "Proxy Statement - Prospectus"), are accurate and complete and will be accurate and complete at the Effective Time. We have not independently verified any factual matters relating to the Merger with or apart from our preparation of this opinion and, accordingly, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification.

         Pursuant to the Merger Agreement, at the Effective Time Buyer Sub will be merged with and into Olde Port. The Merger will have the effects set forth in RSA 384:59.

         At the Effective Time, all assets and liabilities of Buyer Sub will be transferred by operation of law to Olde Port, the separate corporate existence of Buyer Sub will cease, and each share of Buyer Sub Common Stock then outstanding will continue to be issued and outstanding as an identical share of Olde Port Common Stock. Olde Port will be the surviving entity following the Merger.

         Each share of Olde Port Common Stock issued and outstanding prior to the Effective Time (excluding shares held by Olde Port, shares held by any direct or indirect subsidiary of Olde Port, shares held by NECB or any subsidiary of NECB other than in a fiduciary or trust capacity for the benefit of third parties, or shares as to which dissenters' rights have been perfected, all of which shares shall be canceled as provided in the Merger Agreement) will cease to be outstanding and will be converted into and exchangeable for shares of common stock of



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                            DEVINE, MILLIMET & BRANCH
                   PROFESSIONAL ASSOCIATION: ATTORNEY'S AT LAW

                                                          Victory Park
                                                          111 Amherst Street
                                                          P.O. Box 719
                                                          Manchester, NH 03105


Olde Port Bank & Trust Company                            Tel: 603-669-1000
May 8, 1998                                               Fax: 603-669-8547
Page 3

NECB ("NECB Common Stock") based on the Exchange Ratio as set forth in the Merger Agreement.

         Stock Options which, as of the Effective Time, are outstanding and fully vested and exercisable as to all of the shares of Olde Port Common Stock that are subject to such options (including options that become exercisable as a result of the transactions contemplated by the Merger Agreement), shall be converted at the Effective Time into NECB Common Stock in accordance with the formula set forth in Section 1.06 of the Merger Agreement (each a "Converting Stock Option").

         No fractional shares of NECB Common Stock will be issued in the Merger. Each holder of shares of Olde Port Common Stock or Converting Stock Options who otherwise would be entitled to receive a fraction of a share of NECB Common Stock will receive, instead, cash equal to such fraction multiplied by the Average Closing Price. Except for cash paid in lieu of issuing fractional shares of NECB Common Stock and cash paid for Olde Port Common Stock as to which dissenters' rights have been perfected, no cash will be exchanged for shares of Olde Port Common Stock pursuant to the Merger.

         Except for the Converting Stock Options, no options to purchase Olde Port Common Stock and no securities or other instruments convertible into Olde Port Common Stock will be outstanding at the Effective Time.

         We have also relied with your permission on the following additional assumptions:

         1. The Merger Agreement and the Bank Merger Agreement will be submitted to, and approved as required by law by, the Olde Port shareholders at a proper special meeting of shareholders convened for such purpose.

         2. The Merger will be a statutory merger in accordance with the applicable laws of the State of New Hampshire.

         3. The Merger will be approved by various regulatory authorities including the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the New Hampshire Bank Commissioner and the New Hampshire Board of Trust Company Incorporation.

         4. The fair market value of the NECB Common Stock and other consideration received pursuant to the Merger by each Olde Port shareholder will be approximately equal to the fair market value of the Olde Port Common Stock surrendered in the Merger.



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                            DEVINE, MILLIMET & BRANCH
                   PROFESSIONAL ASSOCIATION: ATTORNEY'S AT LAW

                                                          Victory Park
                                                          111 Amherst Street
                                                          P.O. Box 719
                                                          Manchester, NH 03105


Olde Port Bank & Trust Company                            Tel: 603-669-1000
May 8, 1998                                               Fax: 603-669-8547
Page 4

         5. Olde Port will pay any shareholders exercising statutory rights as dissenting shareholders the value of their stock out of Olde Port's own funds. No funds will be supplied for that purpose, directly or indirectly, by NECB, nor will NECB directly or indirectly reimburse Olde Port for any payments to dissenters.

         6. There is no plan or intention by the shareholders of Olde Port to sell, exchange or otherwise dispose of a number of shares of NECB Common Stock received in the Merger that would reduce the Olde Port shareholders' ownership of the NECB Common Stock received in the Merger to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all of the formerly outstanding Olde Port Common Stock as of the Effective Time. For purposes of this assumption, shares of Olde Port Common Stock exchanged for cash (including shares as to which dissenters' rights have been perfected) or other property or exchanged for cash in lieu of fractional shares of NECB Common Stock will be treated as outstanding Olde Port Common Stock at the Effective Time. Moreover, shares of Olde Port Common Stock and Shares of NECB Common Stock held by Olde Port shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account in making this assumption as shares that reduce the ownership of NECB Common Stock by Olde Port shareholders.

         7. Following the Merger, Olde Port will hold (a) at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately before the Merger, and (ii) at least ninety percent (90%) of the fair market value of Buyer Sub's net assets and at least seventy percent (70%) of the fair market value of Buyer Sub's gross assets held immediately prior to the Merger. For purposes of this assumption, amounts paid by Olde Port or Buyer Sub to dissenters, amounts paid by Olde Port or Buyer Sub to Olde Port shareholders who receive cash or other property, amounts used by Olde Port or Buyer Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Olde Port will be included as assets of Olde Port or Buyer Sub, respectively, immediately prior to the Merger.

         8. Prior to the Merger, NECB will be in control of Buyer Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

         9. Immediately following the Merger, NECB will own directly all of the issued and outstanding capital stock of Olde Port. As a result of the Merger, and without regard to any shares of stock of Olde Port acquired by NECB pursuant to the Option Agreement, NECB will acquire control of Olde Port within the meaning of Section 368(c) of the Code. Following the Merger, Olde Port has no plan or intention to issue additional shares of its stock that would result in NECB losing control of Olde Port within the meaning of Section 368(c) of the Code.



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                            DEVINE, MILLIMET & BRANCH
                   PROFESSIONAL ASSOCIATION: ATTORNEY'S AT LAW

                                                          Victory Park
                                                          111 Amherst Street
                                                          P.O. Box 719
                                                          Manchester, NH 03105


Olde Port Bank & Trust Company                            Tel: 603-669-1000
May 8, 1998                                               Fax: 603-669-8547
Page 5

         10. NECB has no plan or intention to reacquire any of the NECB Common Stock issued in the Merger.

         11. NECB has no plan or intention to liquidate Olde Port, to merge Olde Port with and into another corporation, to sell or otherwise dispose of the stock of Olde Port, except for dispositions made in the ordinary course of business, or to sell or otherwise dispose of any of the Olde Port Common Stock acquired in the Merger, except for transfers described in Section 368(a)(2)(C) of the Code.

         12. In the Merger, Buyer Sub will have no liabilities assumed by Olde Port and will not transfer to Olde Port any assets subject to liabilities.

         13. Following the Merger, Olde Port, as the surviving bank, will continue the historic business of Olde Port and will use a significant portion of Olde Port's historic business assets in a business.

         14. NECB, Buyer Sub, Olde Port, and the shareholders of Olde Port will pay their respective expenses, if any, incurred in connection with the Merger.

         15. There is no intercorporate indebtedness existing between NECB and Olde Port or between Buyer Sub and Olde Port that was issued or acquired, or will be settled at a discount.

         16. In the Merger, shares of Olde Port Common Stock representing control of Olde Port, as defined in Section 368(c) of the Code, will be exchanged solely for NECB Common Stock. For purposes of this assumption, shares of Olde Port Common Stock exchanged for cash or other property (including fractional shares and Olde Port Common Stock as to which dissenters' rights have been perfected) will be treated as outstanding Olde Port Common Stock at the Effective Time. Further, no liabilities of Olde Port shareholders will be assumed pursuant to the Merger, nor will any of the Olde Port Common Stock acquired by NECB be subject to any liabilities.

         17. At the Effective Time, Olde Port will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Olde Port that, if exercised or converted, would affect NECB's acquisition or retention of control of Olde Port as defined in Section 368(c) of the Code.

         18. NECB and its subsidiaries do not own, directly or indirectly, nor have they owned during the past five (5) years, directly or indirectly, any shares of stock of Olde Port.

         19. None of NECB, Buyer Sub or Olde Port is an investment company within the meaning of Section 368(a)(2)(F).



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                            DEVINE, MILLIMET & BRANCH
                   PROFESSIONAL ASSOCIATION: ATTORNEY'S AT LAW

                                                          Victory Park
                                                          111 Amherst Street
                                                          P.O. Box 719
                                                          Manchester, NH 03105


Olde Port Bank & Trust Company                            Tel: 603-669-1000
May 8, 1998                                               Fax: 603-669-8547
Page 6

         20. At the Effective Time, the fair market value of the assets of Olde Port will exceed the sum of Olde Port's liabilities, plus the amount of liabilities, if any, to which such assets are subject.

         21. Olde Port is not under the jurisdiction of a court in a "title 11 or similar case" within the meaning of Section 368(a)(3)(A) of the Code.

         22. Neither NECB nor any subsidiary of NECB has any plan or intention to sell or otherwise dispose of any of the assets of Olde Port, except for dispositions made in the ordinary course of business, or transfers described in Section 368(a)(2)(C) of the Code.

         23. Prior to the Merger, no dividends or distributions will be made with respect to any Olde Port Common Stock other than dividends in the normal course of business consistent with recent past dividend practices. After the Merger, no dividends or distributions will be made to the former Olde Port shareholders by NECB, other than dividends and distributions made with respect to all shares of NECB Common Stock.

         24. The payment of cash in lieu of fractional shares of NECB Common Stock is solely for the purpose of avoiding the expense and inconvenience to NECB of issuing fractional shares and does not represent separately bargained-for consideration. In addition, this cash payment will not be made pro rata to all Olde Port shareholders. The total cash consideration that will be paid in the Merger to Olde Port shareholders in lieu of issuing fractional shares of NECB Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Olde Port shareholders in exchange for their shares of Olde Port Common Stock. The fractional share interests of each Olde Port shareholder will be aggregated, and no Olde Port shareholder will receive cash in an amount equal to or greater than the value of one full share of NECB Common Stock. The only consideration to be distributed to Olde Port shareholders pursuant to the Merger will be NECB Common Stock, cash paid in lieu of issuing fractional shares of NECB Common Stock, and cash paid to holders of Olde Port Common Stock as to which dissenters' rights have been perfected.

         25. None of the compensation received by any shareholder-employee of Olde Port will be separate consideration for, or allocable to, any of their shares of Olde Port Common Stock. The compensation paid to any shareholder-employee of Olde Port will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services. None of the NECB Common Stock received pursuant to the Merger by any shareholder-employee of Olde Port in exchange for his or her Olde Port Common Stock will be in exchange for, or in consideration of, services rendered to Olde Port, NECB or any other entity by such shareholder-employee.

                            DEVINE, MILLIMET & BRANCH
                   PROFESSIONAL ASSOCIATION: ATTORNEY'S AT LAW

                                                          Victory Park
                                                          111 Amherst Street
                                                          P.O. Box 719
                                                          Manchester, NH 03105


Olde Port Bank & Trust Company                            Tel: 603-669-1000
May 8, 1998                                               Fax: 603-669-8547
Page 7

         26. The Olde Port shareholders that will receive cash in lieu of fractional shares of NECB Common Stock will not have control of NECB, for purposes of Section 302(b)(1) of the Code, following the Merger.

         27. The Merger is being effected for bona fide business reasons as described in the Agreements and the Proxy Statements - Prospectus.

                                     OPINION

         Assuming that the Merger is consummated in accordance with the terms and conditions set forth in the Agreements and based on the facts set forth or referred to in the Proxy Statement - Prospectus and this letter (an advance copy of which has been provided to you), including all assumptions and representations in any such documents, and subject to the qualifications and other matters set forth herein, it is our opinion that for federal income tax purposes:

                  1. The Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code;

                  2. The exchange of Olde Port Common Stock to the extent exchanged for NECB Common Stock will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of Olde Port;

                  3. Gain or loss, if any, will be recognized by Olde Port shareholders upon the receipt of cash (i) in lieu of fractional shares of NECB Common Stock, and (ii) in exchange for Olde Port Common Stock as to which dissenters' rights have been perfected;

                  4. The basis of the NECB Common Stock to be received (including any fractional shares deemed received for tax purposes) by an Olde Port shareholder will be the same as the basis of the Olde Port Common Stock surrendered pursuant to the Merger in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

                  5. The holding period of the shares of NECB Common Stock to be received by a shareholder of Olde Port will include the period during which the shareholder held the shares of Olde Port Common Stock surrendered in exchange therefor, provided that the Olde Port Common Stock surrendered is held as a capital asset at the Effective Time.

         Our opinion is limited to the foregoing federal income tax consequences of the Merger, which are the only matters as to which you have requested our opinion, and you must judge whether the matters addressed herein are sufficient for your purposes. We do not address any



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                            DEVINE, MILLIMET & BRANCH
                   PROFESSIONAL ASSOCIATION: ATTORNEY'S AT LAW

                                                          Victory Park
                                                          111 Amherst Street
                                                          P.O. Box 719
                                                          Manchester, NH 03105


Olde Port Bank & Trust Company                            Tel: 603-669-1000
May 8, 1998                                               Fax: 603-669-8547
Page 8

other federal income tax consequences of the Merger, or other matters of federal law and have not considered matters (including state or local tax consequences) arising under the laws of any jurisdiction other than matters of federal income tax law arising under the laws of the United States.

         Our opinion is based on the understanding that the relevant facts are, and will be at the Effective Time, as set forth or referred to in this letter. Our opinion is further based on our understanding that NECB has no plan or intention to engage in, nor will it engage in, any significant corporate reorganization within a reasonable period following the Merger that affects the continuity of interest or continuity of enterprise required for this reorganization to be tax free. If these understandings are incorrect or incomplete in any respect, our opinion could be affected.

         Our opinion is also based on the Code, Treasury Regulations, case law, and Internal Revenue Service rulings as they now exist. The authorities are all subject to change and such change may be made with retroactive effect. We can give no assurance that after any such change, our opinion would not be different. Moreover, our opinion will not be binding on the Internal Revenue Service or the courts.

         We understand that this opinion is to be used in connection with NECB's Registration Statement on Form S-4 relating to the Merger and hereby consent (i) to the filing of this opinion with and as a part of said Registration Statement, and (ii) to the use of our name therein and in the related Proxy Statement - Prospectus under the caption "The Merger Agreement - Federal Income Tax Consequences".

                         Very truly yours,


                         /s/ DEVINE, MILLIMET & BRANCH, PROFESSIONAL ASSOCIATION
                         -------------------------------------------------------
                             DEVINE, MILLIMET & BRANCH,
                             PROFESSIONAL ASSOCIATION